                                                                     EXHIBIT 1.2



                               PRICING AGREEMENT
                               -----------------

                                              February 3, 1995


Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
28th Floor
New York, New York 10020

Dear Sirs:

     Tele-Communications, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated February 3, 1995 (the "Underwriting Agreement"), to issue and sell to the Underwriter named in Exhibit A hereto (the "Underwriter") certain securities (the "Offered Securities") described in Exhibit B hereto.

     Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth in the Underwriting Agreement shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Offered Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Offered Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and the Underwriting Agreement incorporated herein by reference, the Company agrees to sell to the Underwriter, and the Underwriter agrees, to purchase from the Company, at a purchase price to the Underwriter set forth in Exhibit A hereto, the number of Firm Securities set forth opposite the name of such Underwriter in Exhibit A hereto. If and to the extent that the Underwriter exercises the election

                                   Annex I-1
to purchase Optional Securities as provided below, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company at the purchase price to the Underwriters set forth in Exhibit A hereto, that portion of the number of Optional Securities as to which such election has been exercised.

     The Company hereby grants to the Underwriter, subject to the terms set forth herein and in the Underwriting Agreement, the right to purchase at its election up to the number of Optional Securities set forth opposite the name of such Underwriter in Exhibit A hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Securities.

     The Underwriter (i) has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Shares other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent (except under circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985); (ii) has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (iii) has only issued or passed on, and will only issue and pass on to any person in the United Kingdom, any document received by it in connection with the issue of the Shares if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on.

     During a period of 90 days from the date of this Pricing Agreement (the "Lockup Period"), the Company will not, without the prior written consent of the Underwriter, directly or indirectly sell, offer to sell or otherwise dispose of any shares of Common Stock (other than the Offered Securities to be sold to the Underwriter as specified herein), or securities convertible into shares of Common Stock ("Convertible Securities"), by any of the following means: (i) in a primary offering registered under Section 5 of the Securities Act; (ii) through the mailing of a proxy statement/prospectus (including in a Registration Statement on Form S-4) relating to a transaction of a type referred to in Rule 145 of the Commission; or (iii) in a secondary offering registered under
Section 5 of the Securities Act if the selling stockholders received their shares of Common Stock or Convertible Securities in a transaction that was consummated during the Lockup Period; provided, however, notwithstanding the foregoing, during the Lock-up Period the Company may sell, offer to sell or otherwise dispose of, free of the restrictions of this paragraph, (x) shares of Common Stock or Convertible Securities (or both) offered or sold to directors, officers and employees of the Company pursuant to options in existence on the date of this Pricing Agreement or employee benefit plans or as executive compensation and (y) such number of shares of Common Stock and Convertible Securities as may be required to consummate the transactions described in the letter, dated the date of this Pricing Agreement, delivered by the Company to the Underwriter.

     Delivery and payment for the Firm Securities shall be made at 10:00 a.m. New York time on February 10, 1995 (the "Closing Date") at the office of Baker & Botts L.L.P., 885 Third

                                   Annex I-2

Avenue, Suite 1900, New York, New York 10022. The Closing Date and the place of delivery of and payment for the Firm Securities may be varied by agreement between the Underwriter and the Company.

     Any election to purchase Optional Securities may be exercised by written notice from the Underwriter to the Company given within a period of 30 days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased, the number of Optional Securities to be purchased by the Underwriter, and the date on which such Optional Securities are to be delivered as determined by the Underwriter, but in no event earlier than the Closing Date.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, this Pricing Agreement, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriter and the Company.


                              Very truly yours,

                              TELE-COMMUNICATIONS, INC.


                              By:/s/ Stephen M. Brett
                                 --------------------------------


Confirmed as of the date
     first above mentioned

MORGAN STANLEY & CO. INCORPORATED



By:/s/ Candace Koederitz
   --------------------------------
Title:

                                   Annex I-3

                                                   EXHIBIT A

                                                   TO A PRICING AGREEMENT DATED
                                                   FEBRUARY 3, 1995

                                              NUMBER OF OFFERED
                                                 SECURITIES
                                           -----------------------
                                              FIRM     OPTIONAL /1/
                                           ----------  -----------
               UNDERWRITER                  CLASS A COMMON STOCK
- -----------------------------------------  -----------------------
Morgan Stanley & Co. Incorporated........  19,550,000            0
          Total..........................  19,550,000            0












Names and Addresses of Representatives:
- -----------------------------------------

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
28th Floor
New York, New York 10020


________________________
  /1/         Maximum Number

                                             EXHIBIT B
                                             To a Pricing Agreement dated
                                             February 3, 1995

                               OFFERED SECURITIES

COMMON STOCK:
- ------------
Title:  Class A Common Stock, $1.00 par value per share

Voting Rights:  One vote per share

Purchase Price (includes accrued dividends, if any):
                      (1) Firm: $20.50
                      (2) Optional: $20.50

Commission:  $.50 per share

Initial Public Offering Price (or method of calculation): $21.00

Dividend:  None

Conversion Rate: None

Record Dates:  N/A

Other Terms:  N/A

                                      B-1